Exhibit 99

August 15, 2003

CONTACT:	William S. Aichele UNIVEST CORPORATION OF PENNSYLVANIA President and Chief Executive Officer 215-721-2457

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION SHARES MOVE TO NASDAQ
SYMBOL REMAINS UVSP

Souderton, PA – Univest Corporation of Pennsylvania (OTCBB:UVSP) shares have been approved for NASDAQ listing and will commence trading on the NASDAQ National Market, effective August 15, 2003, William S. Aichele, President and Chief Executive Officer, announced. The current trading symbol, UVSP, will carry forward.

     “We believe that our listing on NASDAQ will enhance shareholder value by providing additional liquidity through increased awareness of the company with the investing community,” said Mr. Aichele. “This is an important milestone for our shareholders, our company and the entire Univest team.”

     Univest Corporation and its subsidiaries, Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., provide community support, leadership, and strong performance in the financial services industry in Bucks and Montgomery Counties.

# # #